Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.  333-125000, 333-125002, 333-125003, 333-125004, 333-58127, 33-57257, 33-64035, 333-103541, 333-58121, 333-105676, 333-103540, and 333-71688), in the Registration Statements on Form S-3 (File Nos. 333-125001, 33-8857, 33-59435, 33-68456, 333-38355, and 333-71632), and in the Registration Statements on Form S-4 (File Nos. 33-45570 and 33-64293) of Telephone and Data Systems, Inc. of our report dated March 11, 2005,  except for the restatement discussed under the heading “Restatement” in Note 1 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is April 26, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 11, 2005, except for Note 1, as to which the date is April 26, 2006, relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 26, 2006